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HARDINGE INC.

Notice of 2003 Annual Meeting and Proxy Statement

Dear Stockholder:

        The directors and officers of Hardinge Inc. are pleased to invite you to attend the 2003 Annual Meeting of our stockholders, which will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 6, 2003, at 9:00 A.M.

        At the meeting, we will (i) elect two Class III directors and (ii) vote on a proposal to ratify the appointment of Ernst & Young LLP as Hardinge's independent public accountants, each as described in the formal notice of the meeting and Proxy Statement appearing on the following pages. We also will report on the progress of Hardinge and comment on matters of current interest. Stockholders will have an opportunity to comment or ask questions.

        Your vote is important. Whether or not you expect to attend the meeting and regardless of the number of shares you own, please be sure to fill in, sign and return the enclosed proxy. A prompt return of your proxy will be appreciated.

                      Sincerely,

                      J. Patrick Ervin

                      Chairman of the Board, Chief
                      Executive Officer and President

                      Corporate Headquarters-One Hardinge Drive, Elmira, NY 14902-1507

HARDINGE INC.

One Hardinge Drive, Elmira, NY 14902

To the Stockholders of

Hardinge Inc.

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Stockholders of HARDINGE INC. will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 6, 2003, at 9:00 A.M., for the following purposes:

  (1)
  To elect to the Board of Directors two Class III directors;

  (2)
  To consider ratification of the appointment of Ernst & Young LLP as Hardinge's independent public accountants for the fiscal year ending December 31, 2003; and

  (3)
  To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

        The close of business on March 12, 2003 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors,

                      J. PHILIP HUNTER
                      Secretary

Dated: March 27, 2003
Elmira, New York

2003 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
ACTION TO BE TAKEN UNDER THE PROXY	1
PROPOSAL NO. 1—NOMINEES FOR ELECTION AS DIRECTORS	2
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
5% Beneficial Ownership Table	4
Security Ownership of Management	5
Section 16(a) Beneficial Ownership Reporting Compliance	6
Equity Compensation Plan Information	6
COMPENSATION OF EXECUTIVE OFFICERS	7
Report of the Compensation Committees on Executive Compensation	7
Compensation Committee Interlocks and Insider Participation	8
Summary Compensation Table	9
Option Grants in Last Year	10
Stock Price Performance Graph	11
Pension Plan	12
Employment Agreements	12
COMPENSATION OF DIRECTORS AND COMMITTEE MEETINGS	12
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	13
PROPOSAL NO. 2—PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS	14
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING	15
OTHER MATTERS	15

HARDINGE INC.

One Hardinge Drive, Elmira, NY 14902

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Hardinge Inc. (the "Company") to be held on Tuesday, May 6, 2003 at 9:00 A.M., at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about March 27, 2003. A stockholder granting a proxy has the right to revoke it by filing with the Secretary of the Company prior to the time such proxy is voted a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Secretary of the Company in writing of such stockholder's intention to revoke such proxy prior to the time such proxy is voted.

        If the enclosed proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the directors. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum. If you wish to give your proxy to someone other than those individuals designated on the enclosed proxy card, all three names appearing on the proxy card must be crossed out and the name of another person or persons inserted. The signed card must be presented at the meeting by the person or persons representing you.

        As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

        Shares allocated to the accounts of participants in the Hardinge Inc. Savings Plan may be voted through separate participant direction cards that have been mailed to participants in the Plan along with this Proxy Statement. If a participant also owns shares outside this plan, the participant must return both the proxy card and the participant direction card. The trustee of this Plan will vote the number of shares allocated to a participant's account or accounts under such plan in accordance with the directions on the participant direction card. Shares for which the trustee receives no instructions will be voted by the trustee in the same proportion as shares for which voting instructions have been received.

        Only stockholders of record at the close of business on March 12, 2003 are entitled to receive notice of and to vote at the Annual Meeting. As of March 12, 2003, there were 8,850,899 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the Annual Meeting by holders of Common Stock present in person or by proxy and entitled to vote on such election. Any other matter requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in the Certificate or By-laws. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

ACTION TO BE TAKEN UNDER THE PROXY

        It is proposed that at the Annual Meeting action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. The

Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxies granted in the form of the enclosed proxy card in accordance with the judgment of the person or persons acting thereunder; and should any herein-named nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under such proxies will vote for the election in the stead of such nominee of such other person as the Board of Directors may recommend.

PROPOSAL NO. 1:

NOMINEES FOR ELECTION AS DIRECTORS

        The Company's Board of Directors is divided into three classes. Nominees Douglas A. Greenlee and Richard L. Simons are Class III directors and if elected at the Annual Meeting, will serve a term of three years expiring at the 2006 Annual Meeting or when their respective successors have been duly elected and qualified. James L. Flynn, a long-time Hardinge director, is retiring effective at the Annual Meeting after serving as a valued Board member since 1984.

        The following table sets forth with respect to each nominee for director and each director continuing in office such person's length of service as a director, age, principal occupation during the past five years, other positions such person holds with the Company, if any, and any other directorships such person holds in companies with securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

Name and Age	Principal Occupations During Past 5 Years; Other Positions Held with the Company; Other Directorships of Publicly Traded Companies	Length of Service as Director and Expiration of Term
Nominees for Class III Directors:
Douglas A. Greenlee (Age 55)	Owner, Harpers Ferry Wood Products; Vice President of the Company from 1993-April, 1999; Member of the Company's Investment Committee.	Since 1979 Expires 2003
Richard L. Simons (Age 47)	Executive Vice President and Chief Financial Officer of the Company since April 2000; formerly Senior Vice President and Chief Financial Officer.	Since 2001 Expires 2003
Continuing in Service:
Class I Directors:
Richard J. Cole (Age 71)
	President of MCS, a consulting company; retired June 2000 as President and Chief Operating Officer, Meritus Consulting Services, LLC, a management consulting firm; formerly Division Vice President, IBM Corporation, a manufacturer of information equipment; Member and Chairman of the Company's Audit Committee; Member of the Company's Executive, Compensation, Incentive Compensation and Investment Committees.	Since 1991 Expires 2004

J. Patrick Ervin (Age 45)
	Chief Executive Officer of the Company since May 1, 2001, Chairman of the Board since January 1, 2003 and President since April 2000; formerly Chief Operating Officer, Executive Vice President—Operations, and Senior Vice President—Manufacturing, Engineering and Marketing.	Since 2001 Expires 2004
E. Martin Gibson (Age 65)
	Non-Executive Chairman of the Board of the Company from May 1, 2001 to December 31, 2002; retired December 1994 as Chairman and Chief Executive Officer, Corning Lab Services, Inc., provider of clinical and pharmaceutical laboratory services, formerly a subsidiary of Corning Incorporated, and as a Director, Corning Incorporated, a specialty materials manufacturer. Currently Director, IT Group, a provider of environmental services; and Ameripath, a provider of health care services; Member and Chairman of the Company's Executive, Compensation, Incentive Compensation and Nominating Committees.	Since 1981 Expires 2004
Class II Directors:
Daniel J. Burke (Age 62)	President and Chief Executive Officer, Swift Glass Co., Inc., a fabricator of glass component parts; Member of the Company's Audit and Investment Committees.	Since 1998 Expires 2005
J. Philip Hunter (Age 60)	Partner, Sayles & Evans, a law firm; Secretary of the Company; Member of the Company's Executive, Compensation and Investment Committees.	Since 1992 Expires 2005
Albert W. Moore (Age 68)
	Interim President of Association for Manufacturing Technology since November 2002. Retired from January 1998 to November 2002. Prior to January 1998, President, Association for Manufacturing Technology, a trade association representing the machine tool and related equipment manufacturers of the United States; Member of the Company's Executive, Compensation, Incentive Compensation, and Nominating Committees.	Since 1998 Expires 2005

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The only persons who, to the knowledge of the management of the Company, owned beneficially on December 31, 2002 more than 5% of the Common Stock of the Company are set forth below. Unless otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership	%
David L. Babson & Company Inc. One Memorial Drive Cambridge, MA 02142	1,242,350	14.11%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	760,200	8.60%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	639,200	7.26%
Chemung Canal Trust Company(1) One Chemung Canal Plaza Elmira, NY 14901	618,353	7.05%
Hardinge Inc. Savings Plan(2) c/o State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, MA 02110	590,289	6.73%
J. Patrick Ervin(3) One Hardinge Drive Elmira, NY 14902		5.28%
Held Individually	79,751
Held as Trustee of Pension Plan	383,886
Richard L. Simons(4) One Hardinge Drive Elmira, NY 14902		5.28%
Held Individually	79,160
Held as Trustee of Pension Plan	383,886

(1)
Chemung Canal Trust Company ("CCTC") held 618,353 shares of Common Stock for various parties in personal trusts, agency and custodial accounts, pension accounts, estates and guardianships, with respect to which shares CCTC had sole voting power as to 499,247 shares, shared voting power with respect to 119,106 shares, sole investment power with respect to 284,240 shares and shared investment power with respect to 119,106 shares.

(2)
Includes all shares of Common Stock held by State Street Bank and Trust Company as the Trustee of the Hardinge Inc. Savings Plan. The participants in said Plan may instruct the Trustee as to the voting of 537,805 of such shares. If no instructions are received, the Trustee votes the shares in the same proportion as it votes all of the shares for which instructions are received. The power to dispose of said shares is restricted by the provisions of the Plan. With respect to 52,484 shares held by State Street Bank and Trust Company as trustee of said Savings Plan, the trustee has the power to vote and dispose of said shares, except that it is required in the event of a tender offer or of any corporate action requiring a greater than majority vote of stockholders to act in accordance with instructions received from Plan participants. Does not include 7,700 shares held by State Street Bank and Trust Company acting in other fiduciary capacities.

(3)
As of February 1, 2003. See footnote (4) under Security Ownership of Management.

(4)
As of February 1, 2003. See footnote (8) under Security Ownership of Management.

SECURITY OWNERSHIP OF MANAGEMENT

        Set forth below is the number of shares of Common Stock of the Company beneficially owned on February 1, 2003 by the directors and nominees for directors, by the Named Executive Officers employed on December 31, 2002 and listed in the Summary Compensation Table and by all directors and Executive Officers of the Company as a group. Unless otherwise indicated, each of the persons named below, and directors and officers as a group, has sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership(1)%
Daniel J. Burke(2)	8,460	*
Richard J. Cole	19,407	*
Joseph T. Colvin(3)	36,434	*
Clive M. Danby	11,135	*
J. Patrick Ervin(4)		5.28%
Held Individually	79,751
Held as Trustee of Pension Plan	383,886
James L. Flynn(5)	16,133	*
E. Martin Gibson	33,842	*
Douglas A. Greenlee(6)	62,948	*
J. Philip Hunter	19,709	*
Albert W. Moore(7)	10,650	*
Douglas G. Rich	18,000	*
Richard L. Simons(8)		5.28%
Held Individually	79,160
Held as Trustee of Pension Plan	383,886
All Executive Officers and Directors as a Group (14 persons including the above)(9)	868,873	9.90%

*Less than one percent of the Company's outstanding shares of Common Stock.

(1)
Includes shares which may be purchased pursuant to stock options held by directors that were exercisable within 60 days of February 1, 2003. Messrs. Cole, Flynn, Gibson and Hunter each held 5,250, Mr. Moore 3,750, Mr. Burke 3,000, and Mr. Greenlee 2,250 of such options to purchase shares of Common Stock. Also includes all shares held by the Trustee of the Hardinge Inc. Savings Plan allocated to members of the group who have sole voting power with respect to said shares. The Trustee holds for the benefit of Messrs. Colvin, Danby, Ervin, Rich and Simons and all Executive Officers as a group 2,124, 135, 1,372, 0, 2,222 and 7,260 shares, respectively. Also includes shares subject to forfeiture and restrictions on transfer granted pursuant to the Company's 1996 and 2002 Incentive Stock Plans.

(2)
Includes 150 shares held by Mr. Burke's spouse, as to which Mr. Burke disclaims beneficial ownership.

(3)
Includes 2,190 shares held by Mr. Colvin's spouse, as to which shares Mr. Colvin disclaims beneficial ownership.

(4)
Sole beneficial owner of 79,751 shares of Common Stock and shares as trustee with Richard L. Simons (see footnote 8 below) voting and dispositive powers as to 383,886 shares of Common Stock as trustees under the Company's Pension Plan.

(5)
Includes 1,875 shares held by Mr. Flynn's spouse, as to which shares Mr. Flynn disclaims beneficial ownership.

(6)
Sole beneficial owner of 7,585 shares of Common Stock, and 53,113 shares are held with two others as attorneys-in-fact for another.

(7)
Includes 450 shares held by Mr. Moore's spouse, as to which shares Mr. Moore disclaims beneficial ownership.

(8)
Sole beneficial owner of 79,160 shares of Common Stock and shares as trustee with J. Patrick Ervin (see footnote 4 above) voting and dispositive powers as to 383,886 shares of Common Stock as trustees under the Company's Pension Plan.

(9)
Includes 383,886 shares of Common Stock owned by the Company's Pension Plan as to which Messrs. Ervin and Simons share, as trustees, voting and dispositive powers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Certain officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and its representatives and certain representations that no other reports were required, all persons subject to these reporting requirements filed the required reports on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information about the Company's equity compensation plans as of December 31, 2002. All outstanding awards relate to Hardinge Inc.'s Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future inssuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	236,000	$13.37	365,000(1)
Equity compensation plans not approved by security holders	—	—	—
Total	236,000	$13.37	365,000

(1)
In addition to stock options, warrants and rights, the Hardinge Inc. 2002 Incentive Stock Plan provides for the award of restricted stock. Awards of restricted stock reduce the shares available for stock option grants. As of December 31, 2002, no restricted stock grants had been made under the 2002 plan.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committees on Executive Compensation:

        The Company's annual compensation policies applicable to executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors, all of which Committee members are non-employee directors. The compensation policies are designed to attract, motivate and retain qualified individuals required to manage the Company to meet its short- and long-term objectives and thereby increase stockholder value. Significant emphasis is also placed on encouraging executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders. The Company's program on executive compensation consists of three primary components—base salary, annual incentive bonuses and long-term incentives under incentive stock plans. The Committee recommends to the Board of Directors the salaries and incentive bonuses of executive officers and the Incentive Compensation Committee administers the incentive stock plans. The Committees consider total individual performance and the overall financial and other significant conditions of the Company in making their compensation recommendations. Each of the three components of executive compensation is reviewed for competitiveness and reasonableness in relation to a group of companies the Committee deems comparable.

Base Salary:

        For reasons unrelated to personal performance but instead to the continuing downturn in the machine tool business and the Company's resulting financial performance, there were no adjustments to officers' salaries during the year 2002.

Incentive Bonuses:

        The Committee administers the Company's incentive cash bonus program which provides flexibility to the Committee from year to year to meet the ever-changing business environment, provides competitive profit-focused cash incentives for the corporate officers and allows the Chief Executive Officer to establish specific individual objectives for all officers other than himself, the achievement of which is rewarded by year-end cash bonuses if the Company is sufficiently profitable. Although the Committee was pleased with the performance of the executive officers, no bonuses were granted to any of the Named Executive Officers nor any other executive officers.

        During 2002 the Compensation Committee had not yet developed a policy in order to qualify any compensation to the five highest-paid executive officers in excess of $1 Million per year for federal tax deductibility pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee intends to balance the interests of the Company in maintaining flexible incentive plans and the manner and extent to which the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction if and when taxable compensation for any of the five highest-paid executive officers exceeds $1 Million per year.

Compensation of Chief Executive Officer:

        The compensation of Mr. Ervin was determined in accordance with the compensation principles and plans discussed in this report. In setting the compensation for the Chief Executive Officer, the Committee considers the total level of compensation resulting from both short-term and long-term compensation elements. Taking into account corporate profitability and not personal performance, which the Committee deems excellent, Mr. Ervin's base salary was unchanged for 2002. In accordance with the Committee's emphasis on long-term equity incentives, Mr. Ervin was awarded stock options for 26,000 shares of Hardinge Inc. Common Stock under the same terms and conditions as awards made to employees generally.

E. Martin Gibson, Chair	Richard J. Cole
J. Philip Hunter	Albert W. Moore

Report of the Incentive Compensation Committee:

        Under the 1996 and 2002 Incentive Stock Plans (the "Plans") shares of Common Stock have been set aside for grants to key employees of restricted stock and stock options. Under the Plans, restricted stock grants and stock options can be selected by the Committee for award to key executives with a view to increasing executive ownership of Company stock to encourage their focus on long-term corporate results and to link a substantial portion of executive pay and financial incentive to increases in stockholder value. Individual restricted stock and stock option awards are based upon an executive's responsibilities and role in increasing stockholder value and the Committee's evaluation of individual performance based upon qualitative and quantitative measurements, together with the Company's financial performance. No consideration is given to the number of shares currently directly or indirectly owned. Restrictions on restricted shares awarded lapse upon passage of time as established by the Committee on the date of the award, if said shares are not earlier forfeited. Under these Plans for the year 2002, Mr. Rich was awarded a grant of 5,000 restricted shares of Common Stock to be earned over an eight-year period subject to forfeiture and restrictions on transfer. Total unconditional vesting will occur only upon the completion of eight years of continuous service (as specified at the time of grant) or, if earlier, upon death, retirement after age 55, retirement prior to age 55 for reasons of total and permanent disability or retirement for other medical or health reasons which render an employee unable to perform his duties and responsibilities or termination in other limited circumstances. Partial vesting will occur if the employee is terminated during a period from one to eight years (as specified at the time of grant) for reasons other than gross deviation from duties and responsibilities. The Plans provide that the possibility of forfeiture shall lapse in its entirety and the Company shall deliver to the employee or his personal representative, free of any restrictions, certificates representing the shares of Restricted Stock in the event of a termination of the employee's employment with the Company or a subsidiary within four years following a change of control as defined in the agreements entered into pursuant to the Plans. Effective December 31, 2002 the Committee approved the removal of restrictions on 15,000 shares of restricted stock earlier granted to certain Named Executive Officers. All of these restrictions were contractually scheduled to be automatically eliminated two days later on January 2, 2003. This action did not affect Hardinge's 2002 net earnings for accounting purposes.

        Under the 2002 Incentive Stock Plan, during 2002 the Committee approved stock option grants to the Hardinge Named Executive Officers as detailed below. Each grant allows the officer to acquire shares of Hardinge's Common Stock, subject to the completion of a three-year vesting period. These shares may be acquired at a fixed price per share (the market price on the grant date) over a ten-year period.

    E. Martin Gibson, Chair            Richard J. Cole            Albert W. Moore

Compensation Committee Interlocks and Insider Participation:

        Messrs. Gibson, Cole, Hunter and Moore served as members of the Compensation Committee during 2002. Mr. Hunter is the Secretary of the Company and a partner with the law firm of Sayles & Evans. Sayles & Evans has acted as regular outside legal counsel to the Company since 1956 and the Company expects to continue to use such services in 2003. During 2002 the Company paid Sayles & Evans $262,152 for legal services. J. Patrick Ervin participates in the deliberations of the Compensation and Incentive Compensation Committees for the purpose of providing evaluations and recommendations with respect to the compensation paid to officers other than himself. However, Mr. Ervin neither participates nor is otherwise involved in the deliberations of the Compensation and Incentive Compensation Committees with respect to his own compensation, and those deliberations are conducted by the Compensation and Incentive Compensation Committees in executive session without Mr. Ervin present.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information with respect to compensation paid by the Company for periods during the last three years to the Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus (the "Named Executive Officers").

Long Term Compensation
Annual Compensation(1)
Name and Principal Position					Restricted Stock Awards(2)	Securities Underlying Options (#)	All Other Compensation(3)
	Year	Salary		Bonus
J. Patrick Ervin Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	$207,000 205,667 171,667		$-0- -0- 90,000	$-0- -0- 68,750	26,000 -0- -0-	$1,108 2,350 2,146
Richard L. Simons Executive Vice President and Chief Financial Officer	2002 2001 2000	144,000 148,000 135,333		-0- -0- 75,000	-0- -0- 68,750	17,000 -0- -0-	901 1,852 1,694
Douglas G. Rich Vice President— General Manager— U.S. Machine Operations	2002 2001 2000	130,000 99,589 -0-	(4)	-0- -0- -0-	46,600 88,740 -0-	10,000 -0- -0-	-0- -0- -0-
Clive M. Danby Vice President—Engineering	2002 2001 2000	130,000 102,201 -0-	(4)	-0- -0- -0-	-0- 88,740 -0-	9,000 -0- -0-	-0- -0- -0-
Joseph T. Colvin Vice President—General Manager Workholding Operations	2002 2001 2000	121,500 128,833 128,667		-0- -0- 35,000	-0- 11,938 41,250	10,000 -0- -0-	762 1,616 1,613

(1)
Any perquisites or other personal benefits received from the Company by any of the named executives were substantially less than the reporting thresholds for "other annual compensation" established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2)
Reflects grants made in each of the respective years. In the year 2001, 100% of the shares granted to Messrs. Ervin and Simons and 75% of the shares granted to Mr. Colvin were forfeited on December 31, 2001 on account of the Company's failure to meet earnings per share targets and other performance criteria upon which said grants were conditioned. The awards shown for Mr. Colvin for the year 2001 reflect those shares not forfeited as of said date. As of December 31, 2002, Messrs. Ervin, Simons, Rich, Danby and Colvin held 38,900, 35,500, 11,000, 6,000 and 23,125, respectively, restricted shares of Common Stock having an aggregate value on that date of $303,809, $277,255, $85,910, $46,860 and $180,606, respectively, based upon the average of the high and low prices of the Company's Common Stock on December 31, 2002. The restrictions on these shares lapse on a scheduled time basis, or earlier, upon death and other conditions as provided in restricted stock agreements with said persons. The officers are entitled to vote said shares and to receive any and all dividends paid on the stock. No restricted stock shares will unconditionally vest, in whole or in part, in under three years from the date of the grant.

(3)
Represents Company contributions to the Hardinge Inc. Savings Plan for each Named Executive Officer.

(4)
Employed for partial year.

Option Grants in Last Year

        The following table shows all grants of options to acquire shares of Hardinge Inc. Common Stock granted to the Named Executive Officers listed in the Summary Compensation Table for the year ended December 31, 2002.

		% of Total Options Granted to Hardinge Inc. Employees in Year					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Number of Securities Underlying Options Granted (#)(1)
Name				Exercise of Base Price ($/Share)(2)
						Expiration Date	5%(3)		10%(3)
J. Patrick Ervin	14,000 12,000	10.45 8.96	% %	$ $	12.65 7.81	May 2012 December 2012	$ $	111,376 58,940	$ $	282,297 149,390
Richard L. Simons	9,000 8,000	6.72 5.97	% %	$ $	12.65 7.81	May 2012 December 2012	$ $	71,599 39,293	$ $	181,477 99,593
Douglas G. Rich	5,000 5,000	3.73 3.73	% %	$ $	12.65 7.81	May 2012 December 2012	$ $	39,777 24,558	$ $	100,821 62,246
Clive M. Danby	5,000 4,000	3.73 2.99	% %	$ $	12.65 7.81	May 2012 December 2012	$ $	39,777 19,647	$ $	100,821 49,797
Joseph T. Colvin	5,000 5,000	3.73 3.73	% %	$ $	12.65 7.81	May 2012 December 2012	$ $	39,777 24,558	$ $	100,821 62,246

(1)
The options granted are exercisable one-third after the first year, two-thirds after the second year, and 100% after the third year.

(2)
The options were granted at an exercise price equal to the fair market value of Hardinge Common Stock on the grant date, calculated as the average of the high and low market price on that date.

(3)
Potential realizable value assumes that the Common Stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. It is calculated based on the U.S. Securities and Exchange Commission requirements and does not represent the estimated growth of the future stock price by Hardinge nor the present value of the stock options.

        The following table shows information about options exercised in 2002 and options held at the end of 2002 for each of the Named Executive Officers in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year-End (#)
					Value of Unexercised In-the-Money Options at Year-End ($)
	Shares Acquired On Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Patrick Ervin	—	—	—	26,000	—	—
Richard L. Simons	—	—	—	17,000	—	—
Douglas G. Rich	—	—	—	10,000	—	—
Clive M. Danby	—	—	—	9,000	—	—
Joseph T. Colvin	—	—	—	10,000	—	—

        All options shown above, when exercisable, entitle the holder to purchase shares of Hardinge Inc. Common Stock.

Performance Graph:

        The graph below compares the five-year cumulative total return for Hardinge Inc. Common Stock with the comparable returns for the NASDAQ National Market Composite Index and a group of six peer issuers selected for their presence in the machine tool industry. Said peer group includes Bridgeport Machines, Inc. (ceased public trading 8/19/99), Genesis Worldwide, Inc. (ceased public trading 6/2/00), Giddings & Lewis, Inc. (ceased public trading 9/3/97), Gleason Corporation (ceased public trading 3/29/00), Hurco Companies Inc., and Milacron, Inc. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1997. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.

COMPARATIVE FIVE-YEAR TOTAL RETURNS

Hardinge Inc., NASDAQ Composite, Peer Group
(Performance Results from 12/31/97 through 12/31/02)

	1997	1998	1999	2000	2001	2002
Hardinge Inc.	$100	$76	$56	$64	$45	$39
NASDAQ-Composite	$100	$141	$261	$157	$125	$86
Peer Group	$100	$73	$66	$71	$71	$27

Pension Plan:

        The Company maintains a non-contributory defined benefit Pension Plan for all employees. Normal retirement is at age 65; however, retirement before age 65 can be selected under certain conditions. Annual pensions are computed on the basis of adjusted career average compensation, excluding bonuses. The adjusted career average compensation formula is the sum of (a) for service prior to December 1, 1993, 1.25% of the annual compensation rate as of December 1, 1993, times the number of years of service prior to December 1, 1993, plus (b) 1.5% of compensation on or after December 1, 1993. Pension amounts are not subject to reductions for Social Security benefits or offset amounts but are subject to federal law limitations on pensions payable under tax qualified plans.

        If the Named Executive Officers remain continuously employed at current compensation levels until retirement at the normal retirement age of 65, the estimated annual pension amounts payable under the Pension Plan for Messrs. Ervin, Simons, Rich, Danby and Colvin would be $91,895, $68,368, $39,519, $43,621 and $24,151, respectively. Pensions described are straight-life annuity amounts not reduced by joint and survivorship provisions which are available to all retirees through reductions in pensions otherwise payable.

Employment Agreements:

        The Company has entered into written employment contracts with Messrs. Ervin, Simons, Rich, Danby and Colvin (the "officers"). The term of each employment agreement is two years, with automatic, successive one-year extensions unless either party provides the other with 60 days' prior notice of termination. In the case of a change of control (as such term is defined in the employment agreements), the term of each officer's employment agreement will be automatically extended for a period of two years following the date of the change of control. Officers' bonuses shall be determined in accordance with an annual bonus policy.

        If an officer is terminated without cause, or resigns for good reason (as such term is defined in the employment agreements), such officer will be entitled to continued payment of his base salary for the greater of six months or the remainder of the current term. If an officer is terminated without cause or resigns for good reason (as such term is defined in the employment agreements) on or after a change of control, or resigns for any reason at any time six months or more following a change of control, such officer will be entitled (i) to receive a lump sum cash payment equal to one and one-half times the sum of his base salary in effect immediately prior to his termination or resignation (or as in effect immediately prior to the change of control, if higher) and his average annual bonus for the three years preceding the change of control, and (ii) to participate, at the Company's expense, in the Company's welfare benefit plans for a period of three years following his resignation or termination. Such lump sum cash payments shall be subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Code.

COMPENSATION OF DIRECTORS AND COMMITTEE MEETINGS

        The Board of Directors held nine scheduled meetings during the year ended December 31, 2002. The Board has standing Executive, Audit, Nominating, Compensation, Incentive Compensation and Investment Committees.

        The Chairman of the Executive Committee is Mr. Gibson. Other members are Messrs. Cole, Flynn, Hunter and Moore. During the interim between regular Board meetings, the Executive Committee possesses and may exercise certain powers of the Board in the management and direction of the Company. The Executive Committee held no meetings during 2002.

        The Chairman of the Audit Committee is Mr. Cole. Other members are Messrs. Burke and Flynn. The functions of the Audit Committee are to recommend engagement of independent accountants, review the arrangement and scope of the audit, review the activities and consider any comments made by the independent auditors with respect to any weaknesses in internal controls and consideration given, or the corrective action taken, by management. During the year 2002, there were nine Audit Committee meetings.

        The Chairman of the Nominating Committee is Mr. Gibson. Other members are Messrs. Flynn and Moore. The Committee selects and recommends to the Board nominees for election to the Board and also selects and recommends to the Board nominees for election as officers of the Company. The Committee will consider written recommendations by stockholders for election to the Board, if such recommendations are received by the Chairman of the Nominating Committee or to the Chairman of the Board of Directors, at its main office, One Hardinge Drive, Elmira, NY 14902. The Committee held two meetings during 2002.

        The Chairman of the Compensation and Incentive Compensation Committees is Mr. Gibson. Other members of the Compensation Committee include Messrs. Cole, Hunter and Moore and the Incentive Compensation Committee has two other members, Mr. Cole and Mr. Moore. The Compensation Committee reviews and recommends to the Board bonuses paid to employees, and salaries and bonuses of officers. The Incentive Compensation Committee administers the Company's 1996 and 2002 Incentive Stock Plans and grants stock options and restricted stock awards thereunder. There were no meetings of the Compensation Committee and two meetings of the Incentive Compensation Committee during 2002.

        The Chairman of the Investment Committee is Mr. Flynn. Other members include Messrs. Burke, Cole, Greenlee, Hunter and Simons. The Committee reviews the investments and performance of the Trustees of the Pension and Savings Plans, fixes desirable goals and consults with the Trustees thereon. There were five meetings of the Committee during 2002.

        All members of the Board attended at least 75% of the aggregate number of Board meetings and meetings of committees of which they are members held during 2002.

        During 2002, the members of the Board who are not full-time employees of the Company were paid a quarterly fee of $500 and $700 for each Board and Committee meeting attended. In addition, each director received 1,290 shares of Common Stock and pursuant to the Company's 2002 Incentive Stock Plan, an option to purchase 750 shares of Common Stock effective on the date of the Company's Annual Meeting at its then fair market value. Mr. Gibson received an additional 4,500 shares of Common Stock for his services as Chairman of the Board of Directors. Effective December 31, 2002, Mr. Gibson resigned as Chairman of the Board with Mr. Ervin elected to fill said position effective January 1, 2003. There is a Deferred Directors Fee Plan that allows a director at his election to defer receiving up to 100% of his fees payable in cash until the later of separation or age 70.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors of Hardinge Inc. serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and performs other related functions as described in the Audit Committee's Charter adopted by the Board. A copy of the Charter was attached to the Company's 2001 proxy statement and has not been amended to date. The Committee meets with management periodically to consider the adequacy of Hardinge's internal controls and the objectivity of its financial reporting. These matters are discussed with appropriate Company personnel. The Committee regularly meets privately with the independent auditors who have unrestricted access to the Committee. The Directors who serve on the Committee are all "independent" as required by all applicable laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and its financial reporting process, including the Company's system of internal controls. The Company's independent accountants, Ernst & Young LLP, audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States, and discuss with the Committee any issues they believe should be raised. The Committee monitors these processes, relying without independent verification, on the information provided and on the representations made by management and the independent auditors.

        In this context, the Audit Committee hereby reports as follows:

        1.    The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. Management represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        2.    The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        3.    The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standard's Board Standard No. 1, "Independence Discussions with Audit Committees", as amended, and has discussed with the independent accountants their independence from management and the Company and considered the compatibility of non-audit services with the auditors' independence.

        4.    Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of Hardinge Inc., and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for 2003.

        The Board has adopted a written charter for the Audit Committee and operated under that charter during 2002. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the proposed rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of NASDAQ regarding audit committee policies. Although some of these rules and standards had not yet been finalized at the time of the printing, the Audit Committee intends to amend its charter when the rules and standards are finalized to reflect additional requirements or changes.

Richard J. Cole, Chair James L. Flynn	Daniel J. Burke

PROPOSAL NO. 2:

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors is seeking stockholder ratification of the appointment of Ernst & Young LLP as its independent auditors for 2003.

        The Audit Committee of the Board of Directors has reviewed and evaluated all criteria it considered relevant in assessing the performance of Ernst & Young LLP, such as the quality of its audit work, its knowledge of the industry and the Company's affairs, the availability of its professional advice on a timely basis and the reasonableness of its fees. Based upon such review and evaluation, the engagement of Ernst & Young LLP as independent auditors has been approved by the Board of Directors upon the recommendation of the Audit Committee. If stockholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Audit Committee and the Board of Directors. Even if the appointment is ratified, the Audit Committee in its discretion may nevertheless recommend to the Board of Directors another firm of independent auditors at any time during the year if the Audit Committee determines such a change would be in the best interests of the stockholders and the Company.

        Audit services provided by Ernst & Young LLP during 2002 included an audit of Hardinge's consolidated financial statements, audits of the separate financial statements of certain Company affiliates, audits of employee benefit plan financial statements and a review of Hardinge's Annual Report and certain other filings with the SEC and other governmental agencies. In addition, Ernst & Young LLP provided various non-audit services to the Company during 2002. Fees for the year 2002 were: Annual audit—$338,330, and all other fees were $238,938, comprised of audit related services of $54,707 and other services of $184,231. Audit related services generally include fees for statutory and pension audits and non-audit services were primarily for tax consulting and services.

        Ernst & Young LLP has audited the Company's financial statements annually since 1984. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement if such representative desires to do so and will be able to respond to appropriate questions from stockholders.

Vote Required

        The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

STOCKHOLDER PROPOSALS

        Any stockholder proposal, including director nominations, intended to be presented at the 2004 Annual Meeting and included in the Company's Proxy Statement and Proxy relating to that meeting must be received by the Company at One Hardinge Drive, Elmira, NY 14902, Attention: The Secretary, not later than November 26, 2003. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

OTHER MATTERS

        The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some of the directors, officers and regular employees of the Company may conduct additional solicitations by telephone and personal interviews without remuneration. The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will reimburse such persons for any reasonable expense.

        The Company has purchased insurance from Federal Insurance Company providing for reimbursement of directors and officers of the Company and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expired on January 27, 2003, costs $169,500 on an annual basis, which will be paid by the Company.

        Financial statements for the Company and its consolidated subsidiaries are included in Hardinge Inc.'s Annual Report to stockholders for the year 2002 which was mailed to the stockholders on or about March 27, 2003.

        A COPY OF HARDINGE INC.'S 2002 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING HARDINGE. TO OBTAIN A COPY, PLEASE WRITE TO: RICHARD L. SIMONS, EXECUTIVE

VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, HARDINGE INC., ONE HARDINGE DRIVE, ELMIRA, NY 14902.

                      By Order of the Board of Directors,

                      /s/ J. PHILIP HUNTER

                      J. PHILIP HUNTER
                      Secretary

Dated: March 27, 2003

Hardinge Inc.
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45202

        Name Appears

fold and detach here

PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE TO: Corporate Election Services, P.O. Box 535800, Pittsburgh, PA 15253.

        IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

        ☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Name Appears
	Signature	Date

	Signature	Date

R.S. Rowe & Company, Inc.; Job No. 11594; PROOF OF 3-10-03
[GRAPHIC] (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX NO. (781) 849-9740
EMAIL ADDRESS: rsrowe@interserv.com

PM6\5TH-3RD\HARDINGE-PRX

THIS IS YOUR PROXY BALLOT FOR THE ANNUAL MEETING

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE AND RETURN THIS BALLOT

HARDINGE INC.
Proxy Solicited on Behalf of the Board of Directors of Hardinge Inc. for the Annual Meeting
May 6, 2003

        The undersigned hereby constitutes and appoints J. Patrick Ervin, James L. Flynn and E. Martin Gibson, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the "Company") to be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 6, 2003 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth below.

        You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card.

        This Proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

        The Board of Directors recommends a vote FOR Proposals 1 and 2.              ☒ Please mark your votes as in this example.

1.	Proposal for election of Directors. NOMINEES: Class III Directors—Douglas A. Greenlee and Richard L. Simons
		☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

☐
FOR, except authority to vote WITHHELD from the above nominee(s) (write name(s) on line)
2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Hardinge Inc.
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45202

        Name Appears

fold and detach here

PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE TO: Corporate Election Services, P.O. Box 535800, Pittsburgh, PA 15253.

        IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

        ☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Name Appears
	Signature	Date

	Signature	Date

R.S. Rowe & Company, Inc.; Job No. 11594; PROOF OF 3-10-03
[GRAPHIC] (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX NO. (781) 849-9740
EMAIL ADDRESS: rsrowe@interserv.com

PM6\5TH-3RD\HARDINGE-PRX

THIS IS YOUR PROXY BALLOT FOR THE ANNUAL MEETING

IT REPRESENTS THE HARDINGE INC. SHARES YOU OWN

IN THE HARDINGE INC. SAVINGS PLAN

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE AND RETURN THIS BALLOT

HARDINGE INC.
Proxy Solicited on Behalf of the Board of Directors of Hardinge Inc. for the Annual Meeting
May 6, 2003
 HARDINGE INC. SAVINGS PLAN

        The undersigned hereby constitutes and appoints State Street Bank and Trust Company, as Trustee under the Hardinge Inc. Savings Plan, his or her true and lawful agent and proxy with full power of substitution for all shares of Common Stock the undersigned has the power to direct the vote under said Plan, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the "Company") to be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 6, 2003 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth below.

        The undersigned hereby directs State Street Bank and Trust Company as Trustee of the Plan to vote all shares of Common Stock in the undersigned's accounts under said Plan in accordance with the instructions given herein. Pursuant to the terms of the Plan, the Trustee of the Plan will vote all shares of Common Stock held in the undersigned's name for which voting instructions have not been received prior to May 2, 2003 in the same proportion as those respective Plan shares for which it has received instructions.

        You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

        This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the Plan Trustee upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

        The Board of Directors recommends a vote FOR Proposals 1 and 2.              ☒ Please mark your votes as in this example.

1.	Proposal for election of Directors. NOMINEES: Class III Directors—Douglas A. Greenlee and Richard L. Simons
		☐ FOR ALL NOMINEES	☐ WITHHELD FROM ALL NOMINEES

☐
FOR, except authority to vote WITHHELD from the above nominee(s) (write name(s) on line)
2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2003.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

HARDINGE INC.
HARDINGE INC.
One Hardinge Drive, Elmira, NY 14902
To the Stockholders of Hardinge Inc.
2003 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT TABLE OF CONTENTS
HARDINGE INC. One Hardinge Drive, Elmira, NY 14902
ACTION TO BE TAKEN UNDER THE PROXY
NOMINEES FOR ELECTION AS DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
COMPARATIVE FIVE-YEAR TOTAL RETURNS Hardinge Inc., NASDAQ Composite, Peer Group (Performance Results from 12/31/97 through 12/31/02)
COMPENSATION OF DIRECTORS AND COMMITTEE MEETINGS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
STOCKHOLDER PROPOSALS
OTHER MATTERS